Exhibit (21)


List of Subsidiaries of the Registrant



Company                                           State of Incorporation
----------------                                  ----------------------

SIS Capital Corp.                                         Delaware
Premier P.E.T. Imaging International, Inc.                Delaware
Premier Cyclotron International Corp.                     Delaware
Premier P.E.T. Imaging of Wichita, LLC                    Kansas
Premier P.E.T. Imaging of Arlington Heights, Inc.         Illinois
Premier P.E.T. Imaging of New Jersey, Inc.                New Jersey
Morris County PET Management LLC                          New Jersey
Premier P.E.T. of Long Island, LLC                        New York
Hialeah PET Management LLC                                Florida
P.E.T. Management of Queens, LLC                          New York
Suffolk PET Management LLC                                New York
Premier PET Imaging of Jacksonville, LLC                  Florida
Premier PET Imaging of Tamarac, LLC                       Florida

There are no other subsidiaries with significant operations or liabilities.


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